Exhibit (11)
February 25, 2025
Portman Ridge Finance Corporation
650 Madison Avenue
New York, New York 10022

Re:	Registration Statement on Form N-14 Filed by Portman Ridge Finance Corporation
Ladies and Gentlemen:
We have acted as special Delaware counsel to Portman Ridge Finance Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form N-14 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Act”).
In connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated January 29, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), among the Company, Portman Ridge Merger Sub, Inc., a Maryland corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), Logan Ridge Finance Corporation, a Maryland corporation (“LRFC”), and, solely for the limited purposes set forth therein, Sierra Crest Investment Management LLC, a Delaware limited liability company, and Mount Logan Management LLC, a Delaware limited liability company, the Company proposes to issue shares of its common stock, par value $0.01 per share (the “Common Stock”), in connection with the merger of Merger Sub with and into LRFC, with LRFC surviving such merger as the surviving corporation and a wholly owned subsidiary of the Company (the “First Merger”), which shall be immediately followed by the merger of LRFC with and into the Company, with the Company surviving such merger as the surviving corporation, in each case pursuant to and in accordance with the Merger Agreement. Such shares of Common Stock, when issued in connection with the First Merger in accordance with the Merger Agreement, are referred to herein as the “Merger Shares,” and the issuance of the Merger Shares is referred to herein as the “Issuance.” In this connection, you have requested our opinion as to certain matters arising under the General Corporation Law of the State of Delaware (the “General Corporation Law”).
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One Rodney Square ■ 920 North King Street ■ Wilmington, DE 19801 ■ Phone: 302-651-7799 ■ Fax 302 651-7701
www.rlf.com

Portman Ridge Finance Corporation
February 25, 2025

For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:
(i)    the Certificate of Formation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 8, 2006, as amended by the Certificate of Conversion of the Company, as filed with the Secretary of State on December 11, 2006 and the Certificate of Incorporation of the Company, as filed with the Secretary of State on December 11, 2006, as amended by the Certificates of Amendment, as filed with the Secretary of State on June 27, 2012 and April 1, 2019, respectively, as amended by the Certificates of Merger, as filed with the Secretary of State on December 18, 2019, October 28, 2020 and June 9, 2021, respectively, as amended by the Certificates of Amendment, as filed with the Secretary of State on August 23, 2021 and August 23, 2021, respectively (collectively, the “Certificate of Incorporation”);
(ii)    the Third Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”);
(iii)    the Merger Agreement;
(iv)    the Registration Statement;
(v)    a certificate of an officer of the Company (including the resolutions of the board of directors of the Company attached thereto and certified therein (the “Board Resolutions”), dated on or about the date hereof (the “Officer’s Certificate”)); and
(vi)    a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company.
With respect to the foregoing documents, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as electronic or other copies and the genuineness of all signatures. For the purpose of rendering our opinions as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any other document that bears upon or is inconsistent with our opinions as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.
For purposes of this opinion, we have assumed (i) that the Certificate of Incorporation and the Bylaws are in full force and effect and will not be amended in a manner material to the opinions expressed herein, (ii) that each of the parties to the Merger Agreement (other than the Company) is duly organized, validly existing and in good standing under the laws of the jurisdiction governing its organization, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under,

Portman Ridge Finance Corporation
February 25, 2025

such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including the Merger Agreement, (vi) that prior to or simultaneous with the Issuance, the First Merger shall have been duly effected and consummated in accordance with Maryland law, (vii) that the Merger Shares will be uncertificated and issued in accordance with the Merger Agreement and the Board Resolutions and (viii) that none of the parties to the Merger Agreement is an “interested stockholder” of the Company within the meaning of Section 203 of the General Corporation Law. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.
Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, it is our opinion that the Merger Shares have been duly authorized for issuance by the Company pursuant to the Merger Agreement under the General Corporation Law and, when the Merger Shares have been issued in accordance with the Merger Agreement and the Board Resolutions and the Issuance has been duly recorded in the stock ledger of the Company, the Merger Shares will be validly issued, fully paid and non-assessable under the General Corporation Law.
We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the General Corporation Law as currently in effect, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.
Our opinions set forth above do not encompass (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); or (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law. In addition, our opinions as set forth above do not encompass any agreement or document referred to, annexed or attached to or incorporated by reference into any of the documents reviewed by us as set forth above.
This opinion speaks only as of the date hereof, and we shall have no obligation to update this opinion in any respect after the date hereof, including with respect to changes in law occurring on or after the date hereof.
We hereby consent to the filing of this opinion as Exhibit 11 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category

Portman Ridge Finance Corporation
February 25, 2025

of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.
Very truly yours,
/s/ Richards, Layton & Finger, P.A.
MDA/JJV